UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2013 (October 17, 2013)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective as of October 17, 2013, the Registrant and certain of its subsidiaries entered into Amendment No. 10 to Transfer and Administration Agreement, attached hereto as Exhibit 10.1 (the “Amendment”), renewing the Registrant's receivables securitization facility (the “Facility”).  Please see Exhibit 99 to the Registrant's Form 8-K dated November 14, 2007; Exhibit 10.1 to the Registrant's Form 10-Q for the quarterly period ended March 30, 2008; Exhibit 99 to the Registrant's Form 8-K dated October 23, 2008; Exhibit 99 to the Registrant's Form 8-K dated October 22, 2009; Exhibit 99 to the Registrant's Form 8-K dated October 22, 2010; Exhibit 99 to the Registrant's Form 8-K dated October 20, 2011; and Exhibit 99 to the Registrant's Form 8-K dated October 22, 2012.

The parties to the Amendment are the Registrant; Norfolk Southern Railway Company ("NSR"), the Registrant's wholly-owned operating subsidiary, as Originator and as Servicer; Thoroughbred Funding, Inc., a wholly-owned subsidiary of NSR; the Conduit Investors from time to time party thereto; the Committed Investors from time to time party thereto; the Managing Agents from time to time party thereto; and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as the Administrative Agent for the Investors and as a Managing Agent.

With respect to the other parties to the Amendment, the Registrant has or may have had customary banking relationships based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

           Exhibit Number  Description

10.1                 Amendment No. 10 to Transfer and Administration Agreement

                        dated as of October 17, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

NORFOLK SOUTHERN CORPORATION

(Registrant)

By: /s/ Denise W. Hutson

      Name: Denise W. Hutson

                                                                                  Title: Corporate Secretary

Date: October 18, 2013

EXHIBIT INDEX

Exhibit Number  Description

            10.1                    Amendment No. 10 to Transfer and Administration

                                       Agreement dated as of October 17, 2012.